UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2016
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CARMAX, INC.
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	1-31420 (Commission File Number)	54-1821055 (I.R.S. Employer Identification No.)

12800 Tuckahoe Creek Parkway Richmond, Virginia (Address of principal executive offices)	23238 (Zip Code)

Registrant’s telephone number, including area code: (804) 747-0422

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

At its March 24, 2016 meeting, the Compensation and Personnel Committee of the Board of Directors (the “Committee”) of CarMax, Inc. (the “Company”) approved amendments to the Company’s form of notice of restricted stock grant (the “Restricted Stock Agreement”); a new form of notice of cash-settled restricted stock unit grant (the “Cash-Settled RSU Agreement”); an additional form of notice of a stock option grant (the “Stock Option Agreement”); and an additional form of notice of performance stock unit grant (the “PSU Agreement”). Each of the agreements have been approved under the CarMax, Inc. 2002 Stock Incentive Plan, as amended and restated (the “Stock Incentive Plan”).

The Restricted Stock Agreement replaces the form of notice of restricted stock grant filed by the Company as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q on January 8, 2009. The Restricted Stock Agreement sets the terms and conditions under which the Company may award restricted stock to Company employees, including provisions regarding vesting, forfeiture and restrictions on transfer. The Restricted Stock Agreement terms also include a “double-trigger” feature under which a change-in-control does not, on its own, trigger accelerated vesting of the restricted stock.

The Cash-Settled RSU Agreement may be used by the Company to award cash-settled restricted stock units to Company employees and sets the terms and conditions of the awards, including provisions regarding vesting, forfeiture and restrictions on value. The restricted stock unit awards entitle the holder to a cash payment at the end of the vesting period equal to the fair market value of a share of our common stock for each unit granted. The Cash-Settled RSU Agreement terms include a “double-trigger” feature under which a change-in-control does not, on its own, trigger accelerated vesting of the restricted stock units. While the Company has not historically awarded cash-settled restricted stock units to its executive officers, the Committee’s approval of the Cash-Settled RSU Agreement will provide the Committee with the flexibility to do so in the future.

The Stock Option Agreement sets the terms and conditions pursuant to which the Company may award stock options that are vested upon grant, but remain subject to forfeiture upon a termination for cause. The PSU Agreement sets the terms and conditions pursuant to which the Company may award performance stock units that vest upon a separation of service from the Company so long as the separation is not the result of a termination for cause. The PSU Agreement also provides that, notwithstanding the vesting of the performance stock units upon the separation of service, the ultimate payment related to the award remains subject to the satisfaction of the performance goals set forth in the PSU Agreement. The Stock Option Agreement and PSU Agreement are alternative forms of award that do not replace the Company’s existing notice of a stock option grant and notice of performance stock unit grant but provide the Committee with the flexibility to grant awards with the features described above.

Copies of the Restricted Stock Agreement, the Cash-Settled RSU Agreement, the Option Agreement, and the PSU Agreement are attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, and are incorporated by reference into this Item 8.01.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description of Exhibit
10.1	Form of Notice of Restricted Stock Grant under the CarMax, Inc. 2002 Stock Incentive Plan
10.2	Form of Notice of Cash-Settled Restricted Stock Unit Grant under the CarMax, Inc. 2002 Stock Incentive Plan
10.3	Form of Notice of Stock Option Grant under the CarMax, Inc. 2002 Stock Incentive Plan
10.4	Form of Notice of Performance Stock Unit Grant under the CarMax, Inc. 2002 Stock Incentive Plan

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARMAX, INC. (Registrant)
Dated: March 25, 2016	By: /s/ Eric M. Margolin
Eric M. Margolin Senior Vice President, General Counsel and Corporate Secretary

INDEX TO EXHIBITS

Exhibit Number	Exhibit
10.1	Form of Notice of Restricted Stock Grant under the CarMax, Inc. 2002 Stock Incentive Plan
10.2	Form of Notice of Cash-Settled Restricted Stock Unit Grant under the CarMax, Inc. 2002 Stock Incentive Plan
10.3	Form of Notice of Stock Option Grant under the CarMax, Inc. 2002 Stock Incentive Plan
10.4	Form of Notice of Performance Stock Unit Grant under the CarMax, Inc. 2002 Stock Incentive Plan